UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2022

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Avenue, Suite 239, Miami Beach, Florida	33140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Report”), and unless otherwise indicated, the terms “the Company,” “Organicell,” “we,” “us” and “our” refer to Organicell Regenerative Medicine, Inc. and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2022 (“Closing”), the Company consummated its previously announced $4.0 million capital raise and corporate restructuring transaction.

Stock Purchase Agreements

At Closing, the Company entered into stock purchase agreements (each, an “SPA” and collectively, the “SPAs”) with Skycrest Holdings, LLC (“Skycrest”), Greyt Ventures LLC (“Greyt”), Beyond 100 FZE (“Beyond 100”) and Smart Co. Holding Pte. Ltd. (“Smart Co,” and together with Skycrest, Greyt and Beyond 100, individually, an “Investor” and collectively, the “Investors”).

Skycrest and Greyt are Nevada and Delaware limited liability companies, respectively, which are based in South Florida and which are affiliated with Wendy Grey and Harvey Birdman, respectively. Ms. Grey and Mr. Birdman are active investors in microcap companies. Beyond 100 and Smart Co. are Dubai and Singapore corporations, respectively, affiliated with Dr. Bhupendra Kumar Modi, a well-known industrialist and entrepreneur in India and Singapore.

Pursuant to the SPAs, the Company issued each Investor 50,000,000 shares of the Company’s common stock (“Shares”) at a price of $0.02 per Share ($1,000,000). In addition, under the SPAs with Skycrest and Greyt, the Company issued each of them 50 shares of newly designated Series C Non-Convertible Preferred Stock (the “Series C Preferred Shares”).

The Series C Preferred Shares vote together with Shares of our common stock as a single class on all matters presented to a vote of stockholders, except as required by law and entitle Skycrest and Greyt to each exercise 25.5% of the total voting power of the Company. The Series C Preferred Shares are not convertible into common stock, do not have any dividend rights and do have a nominal liquidation preference. The Series C Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series C Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series C Preferred Shares are automatically redeemed by the Company for nominal consideration at such time as the holder owns less than 50% of the Shares purchased pursuant to its SPA and Shares issued or issuable upon exercise of the Consulting Warrants (as described below) or in the event the holder transfers or seeks to transfer the Series C Preferred Shares, other than by the laws of descent and distribution.

The SPAs with Skycrest and Greyt, also grant them the right, acting jointly, to designate a majority of the nominees to be elected to the Company’s board of directors at each annual meeting of the Company’s stockholders (the “Designation Right”). The Designation Right expires at such time as the Preferred Shares are no longer outstanding.

As a result of the issuance to Skycrest and Grey of the Preferred Stock and the granting to them of the Designation Right, a “Change in Control” of the Company is deemed to have occurred.

The SPA with Beyond 100 grants that Investor a right of first refusal for a period of 18 months from Closing with respect to any bona fide offer, or proposal received by the Company from or agreement in principal reach by the Company with a third party to enter into an exclusive arrangement providing for manufacturing, distributing, licensing, and commercializing any of its existing and/or future products and services to be manufactured, licensed and/or distributed by the Company or any of its subsidiaries in India.

The SPAs also accord the Investors registration rights under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company has agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission (the “SEC”) within 180 days of Closing and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days thereafter. The registration statement will cover the resale of the Shares pursuant to the SPAs, and in the case of Skycrest and Greyt, the Shares issued or issuable upon exercise of the Consulting Warrants. The SPAs also provide the Investors “piggy-back” registration rights with respect to their respective Shares.

Consulting Agreements

At Closing, the Company also entered into 36-month consulting agreements with each of Skycrest and Greyt (each, a “Consulting Agreement,” and collectively, the “Consulting Agreements”), pursuant to which (a) Skycrest and Greyt will provide certain advisory services to the Company as more fully set forth therein; and (b) Skycrest and Greyt are being compensated for their services by the Company issuing to each of them at closing ten (10) year-warrants to purchase 150,000,000 Shares at an exercise price of $0.02 per Share (the “Consulting Agreement Warrants”), which Warrants are exercisable on a “cashless” basis.

Changes in the Board of Directors

At Closing, Albert Mitrani, Dr. Allen Meglin and Michael Carbonara stepped down as directors of the Company. It is anticipated that additional directors will be appointed to the board, the majority of whom will be “independent” in accordance with the rules and regulations of the SEC and the Nasdaq Stock Market, LLC.

Changes in Management Compensation

Pursuant to the SPAs, the following changes in management compensation were implemented at Closing:

●	Each of Albert Mitrani, Dr. Maria Ines Mitrani and Ian Bothwell entered into an amendment to their respective employment agreements providing for (a) setting their respective base salaries at $300,000 per annum; (b) limits on cell phone, automobile and other monthly allowances; (b) elimination of any compensation associated with commissions, fixed bonus, increases to base salary (based on revenue milestones), and/or tax make-whole provisions associated with equity grants; and (c) deletion of change in control provisions.

●	Albert Mitrani and Dr. Maria Ines Mitrani each waived all accrued but unpaid compensation, except for two unpaid base salary payments outstanding as of July 31, 2022. The Company, Albert Mitrani and Dr. Maria Ines Mitrani also agreed to terminate the leases with Mariluna LLC for use of Albert Mitrani’s and Mari Mitrani’s Miami, FL and Aspen, Colorado homes, effective July 13, 2022.

●	Ian Bothwell waived all unpaid and accrued compensation except for four unpaid base salary payments outstanding as of July 31, 2022, in exchange for ten-year warrants to purchase 30,000,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis” and a cash payment of $50,000 at Closing. The Company and Mr. Bothwell agreed that rental and other office costs associated with the California office currently used by him will not be reimbursed after October 31, 2022.

●	Dr. George Shapiro terminated his consulting arrangement with the Company and waived all unpaid consulting fee obligations in exchange for ten-year warrants to purchase 3,150,000 Shares at an exercise price of $0.02 per Share, exercisable on a “cashless basis.”

●	The Company and each of its directors agreed to terminate all awards granted under the Company’s Management and Consultant Performance Plan.

The foregoing description of the $4.0 million capital raise and corporate restructuring transaction and the agreements executed in connection therewith are qualified in their entirety by reference to the agreements and documents filed as Exhibits to this Report.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Report is incorporated into this item by reference.

In addition to the securities issued in connection with the $4.0 million capital raise and corporate restructuring transaction described in Item 1.01 of this Report, on August 4, 2022, Organicell offered and sold 25,000,000 Shares in a private transaction to a single “accredited investor” for a purchase price of $1,000,000 or $0.04 per Share.

All the above referenced securities were issued and sold pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and the rules and regulations thereunder.

Item 5.01	Changes in Control of the Registrant.

The disclosure set forth in Item1.01 of this Report on Form 8-K is incorporated into this item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 of this Report is incorporated into this item by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 1.01 of this Report is incorporated into this item by reference.

In connection with the $4.0 million capital raise and corporate restructuring transaction described in Item 1.01 of this Report, the board of directors amended the Company’s Bylaws to opt-out of the Nevada “Control Share Statute” (Nevada Revised Statutes Chapter 78, Sections 378-3793). A copy of the amended Bylaws is filed as Exhibit 3.2 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Non-Convertible Preferred Stock

3.2	Second Amended and Restated Bylaws (as amended effective August 19, 2021)

10.1	Stock Purchase Agreement with Skycrest Holdings, LLC

10.2	Stock Purchase Agreement with Greyt Ventures LLC

10.3	Stock Purchase Agreement with Beyond 100 FZE

10.4	Stock Purchase Agreement with Smart Co. Holding Pte. Ltd.

10.5	Consulting Agreement with Skycrest Holdings, LLC

10.6	Consulting Agreement with Greyt Ventures LLC

10.7	Warrant issued to Skycrest Holdings, LLC

10.8	Warrant issued to Greyt Ventures, LLC

10.9	Amendment to Albert Mitrani Employment Agreement

10.10	Amendment to Dr. Maria Ines Mitrani Employment Agreement

10.11	Amendment to Ian Bothwell Employment Agreement

10.12	Termination of Consulting Arrangement with Dr. George Shapiro

10.13	Form of Warrant to be issued to Ian Bothwell and Dr. George Shapiro

10.14	Termination of Management and Consultant Performance Plan Awards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2022	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Ian Bothwell
Ian Bothwell Chief Financial Officer